                                                               EXHIBIT (a)(5)(i)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                         CREDIT ACCEPTANCE CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 3 of the Offer to Purchase, dated August 11, 2004, this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the tender offer if:

          (a) certificates representing shares of common stock, par value $0.01 per share, of Credit Acceptance Corporation, a Michigan corporation ("CAC"), cannot be delivered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase); or (b) the procedure for book-entry transfer cannot be completed before the expiration date; or (c) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the Depositary referred to below before the expiration date.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date and must include a guarantee by "an eligible guarantor institution." See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              (COMPUTERSHARE LOGO)

           By Mail:               By Facsimile Transmission:     By Hand or Overnight Courier:
  Computershare Trust Company   For Eligible Institutions Only:   Computershare Trust Company
          of New York                   (212) 701-7636                    of New York
      Wall Street Station                                              Wall Street Plaza
         P.O. Box 1010               For Confirmation Only        88 Pine Street, 19th Floor
    New York, NY 10268-1010               Telephone:                  New York, NY 10005
                                        (212) 701-7600

     Any questions or requests for assistance or additional copies may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                          (GEORGESON SHAREHOLDER LOGO)

                         17 State Street -- 10th Floor
                               New York, NY 10004
                     Banks and Brokers Call (212) 440-9800
                    ALL OTHERS CALL TOLL-FREE (866) 432-2787

     FOR THIS NOTICE TO BE VALIDLY DELIVERED IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders the above described shares to CAC at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which are hereby acknowledged.

                                     BOX A

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

     By checking one of the boxes below instead of the box under Box B, "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by CAC for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (CHECK THE APPROPRIATE BOX TO INDICATE THE TENDER PRICE, NOT TO BE LESS THAN $14.00 AND NOT TO EXCEED $20.00

[ ] $14.00      [ ] $15.00      [ ] $16.00      [ ] $17.00      [ ] $18.00      [ ] $19.00
[ ] $14.50      [ ] $15.50      [ ] $16.50      [ ] $17.50      [ ] $18.50      [ ] $19.50
                                                                                [ ] $20.00

     Check the appropriate box above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." Unless you check the box under Box B, if you do not check one and only one of the boxes above, you will not have validly tendered your shares.

                                     BOX B

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

[ ] The undersigned wants to maximize the chance of having CAC purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the boxes in Box A, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by CAC in accordance with the terms of the Offer. The undersigned understands this action will have the same effect as if the minimum price of $14.00 per share was selected.

     YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL)

     A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder's shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless the minimum number of shares indicated below is purchased by CAC in the Offer, none of the shares tendered by such shareholder will be purchased. It is the responsibility of the shareholder to calculate the minimum number of shares that must be purchased if any are purchased, and CAC urges shareholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

     [ ] Minimum number of shares that must be purchased, if any are purchased: ______ shares.

         If, because of proration, the minimum number of shares designated will not be purchased, CAC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

     [ ] The tendered shares represent all shares held by the undersigned.

                                    ODD LOTS
                (SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

     To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on August 10, 2004, and who continues to own, beneficially or of record, as of the expiration date an aggregate of fewer than 100 shares.

     The undersigned either (CHECK ONE BOX):

     [ ] is the beneficial or of record an aggregate of fewer than 100 shares and is tendering all of those shares; or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee that: (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner; and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

     In addition, the undersigned is tendering shares either (CHECK ONE BOX):

     [ ] at the price per share indicated in Box A above under "Shares Tendered at Price Determined By Shareholder;" or

     [ ] at the purchase price, as the same shall be determined by CAC in accordance with the terms of the Offer (persons checking this box should check Box B on page 2).

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Number of shares of common stock:
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Name(s) of Record Holder(s):
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Certificate Nos. (if available):
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If shares will be delivered by book-entry
Address:
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Transfer, provide the following information:
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Account Number:
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Zip Code:
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Area code and Tel. No.:
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Signature(s):
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Dated: ________________, 2004

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates for the shares tendered hereby in proper form for transfer, or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of it), or an Agent's Message (as described in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

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Name of Firm:
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Authorized Signature:
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Address:
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Title:
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Name:
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Zip Code:
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Please Type or Print:
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Area Code and Tel. No.:
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Dated: ________________, 2004

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL